SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 17, 1999



                                  SBARRO, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    NEW YORK
                  --------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


            1-8881                                       11-2501939
    ----------------------                      ------------------------------
   (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)


   401 BROADHOLLOW ROAD, MELVILLE, NEW YORK                        11747
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 864-0200


                              NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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Item 5.  Other Events.

         (a)      Amended and Restated Agreement and Plan of Merger.

                  On June 17, 1999, the Company, Sbarro Merger LLC, a New York limited liability company ("Mergeco"), and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively the "Continuing Shareholders") entered into an Amended and Restated Agreement and Plan of Merger (the "Restated Merger Agreement"). The Restated Merger Agreement made certain non-economic and, except to extend the date after which either the Company or the Continuing Shareholders can terminate the transactions solely by reason of the Merger not having been consummated from June 30, 1999 to August 31, 1999, non-substantive changes to the Merger Agreement, and restated the Merger Agreement as so amended.

                  The following is a brief discussion of the Restated Merger Agreement and as qualified in its entirety by reference to the Restated Merger Agreement, a copy of which is Exhibit 2 to this Report.

                  The Restated Merger Agreement provides for the merger of Mergeco with and into the Company (the "Merger"), with each outstanding share of the Company's Common Stock, par value $.01 per share, other than shares held of record by Mergeco or the Continuing Shareholders or in the Company's treasury, to be converted into the right to receive $28.85 in cash (the "Merger Consideration"). The shares to be purchased comprise approximately 65.6% of the Company's 20,534,313 presently outstanding shares of Common Stock. In addition, all outstanding stock options, including those held by the Continuing Shareholders, will be terminated. For each such option, the holder thereof will be paid the difference between the Merger Consideration and the exercise price per share, multiplied by the total number of shares of Common Stock subject to such option.

                  On January 19, 1999, the Merger Agreement was approved and adopted by the Board of Directors of the Company following the unanimous recommendation by a special committee of independent directors. Prudential Securities Incorporated, which has been acting as financial advisor to the special committee, rendered its opinion dated January 19, 1999 to the special committee that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to the public shareholders. On June 17, 1999, the changes to the Merger Agreement effected in the Restated Merger Agreement were approved by the Company's Board of Directors, following approval thereof by the special committee, and the Company's Board of Directors adopted the Restated Merger Agreement.

                  The Restated Merger Agreement contains certain conditions to closing, including, among other things, (i) approval by a majority of the votes cast (excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes) at a meeting of the Company's shareholders to be called to consider adoption of the Restated Merger Agreement, (ii) receipt of financing for the transactions contemplated by the Restated Merger Agreement, (iii) the continued

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suspension of dividends by the Company and (iv) the settlement of shareholder class action lawsuits that have been filed relating to the Merger.

                  A Memorandum of Understanding, which contemplates the Merger Consideration of $28.85, was entered into on January 19, 1999 with counsel to the plaintiffs in the shareholder class actions arising from the proposed Merger for the proposed settlement of such lawsuits and, on April 7, 1999, a Stipulation of Settlement was entered into with counsel to the plaintiffs in such litigation embodying (and superseding) the Memorandum of Understanding. The settlement is subject to, among other things, (i) certification of the lawsuits as a class action covering all record and beneficial owners of the Common Stock during the period beginning on November 25, 1998 through the effective time of the Merger (the "Class"), (ii) court approval of the settlement, and (iii) consummation of the Merger. It is a condition to Mergeco's obligation under the Restated Merger Agreement that holders of no more than an aggregate of 1,000,000 shares of Common Stock (approximately 4.9% of the Company's presently outstanding shares) request exclusion from the settlement. A hearing was scheduled to be held on June 29, 1999 to, among other things, determine whether the Court should approve the settlement as fair, reasonable, adequate and in the best interest of the Class. The foregoing is a brief discussion of the Memorandum of Understanding and the Stipulation of Settlement and is qualified in its entirety by reference to the Stipulation of Settlement, a copy of which is Exhibit 99.01 to this Report.

                  Approximately $408 million will be required to pay the aggregate Merger Consideration to shareholders of the Company (other than the Continuing Shareholders) and to holders of options to purchase shares of the Company's Common Stock (including Mario Sbarro, Anthony Sbarro and Joseph Sbarro) at the closing of the Merger, as well as anticipated fees and expenses of the contemplated transactions. It is anticipated that the sources of the required funds will be $138 million of the Company's cash and marketable securities and $300 million to be obtained through debt financing, including to fund the Company's ongoing working capital needs, including capital expenditures. The Continuing Shareholders have received a letter from Bear, Stearns & Co. Inc. that, subject to certain conditions, Bear Stearns is highly confident that the debt financing can be obtained. A copy of that letter is annexed as Exhibit 99.02.

         (b)     Election of Vice President-Finance and Chief Financial Officer.

                  Robert S. Koebele, Vice President-Finance and Chief Financial Officer of the Company has advised the Company that he intends to retire in the early part of the summer of 1999, whether or not the Merger is consummated. On June 17, 1999, Robert G. Rooney joined the Company and was elected Co-Vice President-Finance and Co-Chief Financial Officer of the Company and will become the Company's sole Vice President-Finance and Chief Financial Officer upon the retirement of Mr. Koebele.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

         (a)     Financial statements of business acquired:

                 Not applicable.



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         (b)      Pro forma financial information:

                  Not applicable.

         (c)      Exhibits:

                  2 Amended and Restated Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro
                           (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

                  99.01 Stipulation of Settlement dated April 7, 1999 among counsel to the plaintiffs and counsel to the defendants in the various class action lawsuits instituted by certain shareholders of the Company.

                  99.02 Letter dated as of January 19, 1999 from Bear, Stearns & Co. Inc. to the Continuing Shareholders and Mergeco.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   SBARRO, INC.


Date: June 23, 1999                       By:  /s/  Mario Sbarro
                                             -----------------------------------
                                                    Mario Sbarro,
                                                    Chairman of the Board




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                                  EXHIBIT INDEX



Exhibit
Number            Description
-------           -----------

2 Amended and Restated Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

99.01 Stipulation of Settlement dated April 7, 1999 among counsel to the plaintiffs andcounsel to the defendants in the various class action lawsuits instituted by certain shareholders of the Company.

99.02             Letter dated as of January 19, 1999 from Bear, Stearns & Co.
                  Inc. to the Continuing Shareholders and Mergeco.





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